EXHIBIT 10.8a

                                FIRST AMENDMENT
                                      TO
                            CONTRIBUTION AGREEMENT

      This First Amendment (the "First Amendment") to that certain Contribution Agreement relating to the capitalization of Mar Mar Realty Trust by and among Mar Mar Realty Trust, Mar Mar Realty L.P. and various contributors identified therein dated as of July 9, 1998 (the "Contribution Agreement") is made and entered into as of October 23, 1998 by and among Mar Mar Realty Trust (the "Company"), Mar Mar Realty L.P. (the "Partnership"), O. Bruton Smith and Sonic Financial Corporation ("Sonic"). Capitalized terms not defined in this First Amendment are used as defined in the Contribution Agreement.

      WHEREAS, Mr. Smith and Sonic are in the process of restructuring ownership of the Title Holding Partnerships which hold the Real Property being contributed by each of them pursuant to the Contribution Agreement;

      WHEREAS, Town and Country Ford, Inc. no longer holds any interests in the Title Holding Partnership previously being contributed by it pursuant to the Contribution Agreement;

      WHEREAS, pursuant to the authority contained in Section 14.5 of the Contribution Agreement, the Company, the Partnership, Mr. Smith and Sonic desire to amend the Contribution Agreement as set forth in this First Amendment as it relates to them;

      WHEREAS, the Company is in the process of reorganizing its capital structure;

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Contribution Agreement is hereby amended as follows:

      1. The definition of Permitted Exceptions contained in Section 1.1 of the Contribution Agreement is amended and restated as follows:

            "Permitted Exceptions" means (a) those exceptions contained on Schedule "B" of the title policy currently held by the applicable Contributor or Title Holding Partnership, a list of which title policies is set forth on Schedule 1.3 (excluding Liens securing or evidencing indebtedness other than Assumed Mortgage Debt), (b) such additional encumbrances as do not adversely affect the use, value or marketability of the Property affected thereby, (c) those additional matters that may be specifically approved in writing by the Company (which approval shall not be unreasonably withheld), (d) the Leases, (e) Liens for taxes which are not yet due and payable and (f) Liens evidencing or securing Assumed Mortgage Debt to the extent and in the manner such Liens are in existence on the date hereof or for which consent is given by the Company and the Partnership pursuant to Section 3.6 of this Agreement and which, upon such consent, is added to Schedule 1.2.

      2. The definition of Title Holding Partnership contained in Section 1.1 of the Contribution Agreement is amended and restated as follows:

            "Title Holding Partnership" means an entity holding title to a property which is organized under state law as a general or limited partnership or limited liability company and is treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

      3. Paragraphs (a) and (b) of Section 4.11 of the Contribution Agreement are amended and restated as follows:

      (a) The outstanding partnership, or other ownership, interests in each Title Holding Partnership listed on Schedule 2.4 are owned by the Contributors thereof as shown on Schedule 2.4, free and clear of all Liens. Each Partnership Interest Contributor owns the partnership, or other ownership, interest in the Title Holding Partnership shown as owned by it on Schedule 2.4, free and clear of all Liens. Each Contributor and Title Holding Partnership has good and marketable or indefeasible title to each Real Property shown as owned by it on Exhibit A, free and clear of all Liens other than Permitted Exceptions.

      (b) The partnership, or other ownership, interest owned by each Partnership Interest Contributor in each Title Holding Partnership shown as owned by it on Schedule 2.4 were validly issued, fully paid and non-assessable, and, together with the partnership, or other ownership, interest of any other Partnership Interest Contributor shown on Schedule 2.4 as owning a partnership, or other ownership, interest in such Title Holding Partnership, constitutes all of the issued and outstanding partnership, or other ownership, interests of such Title Holding Partnership; all such partnership, or other ownership, interests were not issued in violation of any preemptive rights. The partnership, or other ownership, interests owned by each Partnership Interest Contributor in such Title Holding Partnership were issued in compliance with applicable law and the relevant organizational documents (as then in effect). There are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests in any Title Holding Partnership or any securities or obligations of any kind convertible into any interests in any Title Holding Partnership or other equity interests or profit participations of any kind.

      4. Paragraph (a)(vi) of Section 4.16 of the Contribution Agreement is amended and restated as follows:

            (vi) The general partner, or other manager, of each Title Holding Partnership shall be responsible for filing the final Tax Return for 1998 for each of the respective Title Holding Partnerships;

      5. Town and Country Ford, Inc. is hereby deleted as a party to the Contribution Agreement since it is no longer holds any interests in a Title Holding Partnership and thereby is deleted from the definition of Contributor contained in the preamble to the Contribution Agreement.

      6. Attached hereto are the following amended and restated exhibits and schedules to the Contribution Agreement:

                                   EXHIBITS

            N     -     Title Holding Partnerships Tax Returns

                                   SCHEDULES

            A     -     Properties, Descriptions and Contribution Amounts per
                        Contributor
            1.2   -     Assumed Mortgage Debt
            1.3   -     Current Title Policies
            2.4   -     Partnership Interest Contributors and Title Holding
                        Partnerships
            4.5   -     Service Contracts, TI Contracts and Repair Contracts
            4.9   -     Environmental Reports
            10.1  -     Contributor Maintenance Obligations
            11.3  -     Leasing Commissions
            X     -     Disclosures

      7. References in the form of Amended and Restated Agreement of Limited Partnership of Mar Mar Realty L.P. to Class B Units shall be amended to refer to Class C Units.

      IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed on their behalf as of the date first above written.

                              MAR MAR REALTY TRUST


                              By:
                                    ------------------------------------------
                                    Name: Benjamin F. Bracy
                                    Title:   President


                              MAR MAR REALTY L.P.

                              By:   MAR MAR REALTY TRUST, its general partner


                                    By:
                                        --------------------------------------
                                        Name: Benjamin F. Bracy
                                        Title: President

                              CONTRIBUTORS:


                              SONIC FINANCIAL CORPORATION
                              address:
                              Attention:
                              Facsimile No.:


                              By:
                                    ------------------------------------------
                                    Name:
                                    Title:



                              O. BRUTON SMITH
                              address:
                              Facsimile No.:



                                    ------------------------------------------